UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Credit Suisse First Boston Mortgage Capital LLC Amendment No. 10
JPMorgan Chase Bank, N.A. Amendment No. 6
Merrill Lynch Bank USA Amendment No. 4

From May 31, 2007 to June 4, 2007, Fieldstone Investment Corporation ("Fieldstone") and Fieldstone Mortgage Company, a direct wholly owned subsidiary of Fieldstone ("Fieldstone Mortgage" and collectively with Fieldstone, the "Sellers") completed amendments on their existing repurchase agreements with the following lenders: Credit Suisse First Boston Mortgage Capital LLC, JPMorgan Chase Bank, N.A. and Merrill Lynch Bank USA. The amendments to the JPMorgan Chase Bank, N.A. and the Credit Suisse First Boston Mortgage Capital LLC facilities waive certain covenants related to the Sellers’ adjusted tangible net worth and leverage ratios. The waiver set forth in the JPMorgan Chase Bank, N.A. amendment covers the period beginning April 1, 2007 though the expiration of the term of the facility and is accompanied by the addition of a new event of default, should Fieldstone’s proposed merger with and into a subsidiary of Credit-Based Asset Servicing and Securitization LLC not occur on or before July 10, 2007. The waiver included in the Credit Suisse First Boston Mortgage Capital LLC amendment is effective for the period beginning April 1, 2007 and ending June 30, 2007. The amendment to the Merrill Lynch Bank USA facility lowers the adjusted tangible net worth covenant in that facility to $250 million and increases the maximum permitted combined ratio of consolidated indebtedness to adjusted tangible net worth to 20 to 1. The waiver included in the Merrill Lynch Bank USA amendment is effective for the period beginning May 1, 2007 and ending June 30, 2007.

The foregoing description of the above amendments are qualified in their entirety by Amendment No. 10, Amendment No. 6 and Amendment No. 4, a copy of each are attached as Exhibits 10.1, 10.2 and 10.3 respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Lehman Brothers Bank, FSB Termination

On May 31, 2007, the Sellers and Lehman Brothers Bank, FSB ("Lehman"), mutually terminated the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004, as amended, among Lehman and the Sellers. The Sellers were not required to pay any termination fees in connection with the termination of the Lehman Brother Bank, FSB facility. Prior to the termination, the Lehman Brothers Bank, FSB facility provided for an uncommitted maximum aggregate purchase price of $200 million. There were no borrowings under the facility as of May 31, 2007. As of May 31, 2007, the Sellers had a committed level of whole loan funding capacity of $850 million.

The foregoing description of the termination is qualified in its entirety by the termination agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 10, dated as of June 4, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.2 Amendment No. 6, dated as of June 1, 2007, to the Master Repurchase Agreement, dated as of July 14, 2006, as amended, among JPMorgan Chase Bank, N.A., Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.3 Amendment No. 4, dated as of May 31, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of October 31, 2006, as amended, among Merrill Lynch Bank USA, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.4 Termination Agreement, dated as of May 31, 2007, to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004, as amended, between Lehman Bothers Bank, FSB, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

June 6, 2007	By:	/s/ Nayan V. Kisnadwala

Name: Nayan V. Kisnadwala
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 10, dated as of June 4, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.2	Amendment No. 6, dated as of June 1, 2007, to the Master Repurchase Agreement, dated as of July 14, 2006, as amended, among JPMorgan Chase Bank, N.A., Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.3	Amendment No. 4, dated as of May 31, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of October 31, 2006, as amended, among Merrill Lynch Bank USA, Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.4	Termination Agreement, dated as of May 31, 2007, to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004, as amended, between Lehman Bothers Bank, FSB, Fieldstone Mortgage Company and Fieldstone Investment Corporation.